Exhibit 10.3

THE

ASTAKA

ONE BUKIT SENYUM

Between

ASTAKA PADU SDN BHD

(Company No. 199301012127 (266865-X))

(“Vendor”)

And

ANTHARAS HILLS SDN BHD

(Company No. 201701030338 (1244508-U))

(“Purchaser”)

SALE AND PURCHASE AGREEMENT

(Parcel No. A#41-05, The Astaka@ 1 Bukit Senyum)

JAL&LIM

Advocates & Solicitors

A-43-01, Jalan Molek 1/5A Taman Molek

81100 Johor Bahru, Johor

Tel: 07-351 4848

Fax: 07-351 4488

E-mail: info@jallim.com

[File Ref: CSJ/AL/ASTAKA/J 14564/22/05]

ASTAKA ..PADU

IBUPEJABAT LEMBAGA HASIL DALAM NEGERI MALAYSIA MENARA HASIL PERSIARAN RIMBA PERMAI CYBER 8, 63000 CYBERJAYA’
KERAJAAN MALAYSIA	SELANGOR DARUL EHSAN	MALAYSIA
ASAL

SIJIL SETEM

STAMP CERTIFICATE

(Sila lekatkan sijil setem lni ke alas surat cara sebagai bukti penyeteman)

Please attach this stamp cerlificate to the instrument as evidence of stamping

Cara Bayaran Payment Method No.	FPX TRANSACT! ONS
Adjudlkasl Adjudication No.	G01C62EBF5XJ001
Jenls Surat Cara	PERJANJIAN JUAL BELi
Type Of Instrument
Tarlkh Surat Cara	SURAT CARA UT AMA
Date Of fnstrument	02/06/2022
Balasan Consideration	RM 2.478,767,00

Mak/umat Pihak Pertama / Penjual / Pemberi First Party I Vendor I Transferor I Assignor

ASTAKA PADU SDN BHD, NO SYARIKAT 199301012127 (266865-X)

Maklumat Pihak Kedua / Pembell / Penerima Second Party I Purchaser I Transferee I Assignee

ANTHARAS HILLS SDN BHD, NO SYARIKAT 201701030338 (1244508-U)

Butiran Harta / Suratcara Property I Instrument Description

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:

This is to certify this instrument is stamped and indorsed as below:

No, Kelulusan Perbendaharaan Treasury Approval No. : KK/BSKK/10/600-2/1/2(60}	Tarfkh Cetak Printed Date: 08/06/2022 02:13:57

Pengesahan ke1u!enan Sijil Setem inl boleh dipas!ikan di stamps.haslJ,gov.my atau mela[ui ap!ikasi telefon pintar Th1;1 W/henfir;ity of this Stamp Cerlifir;afe can be 11erilied cit stamps.hasif.gov.my or by mob11e app

Inl adalah cetakan komputer dan lidak perlu dltandi'l\anganl

This is a i;omputergeneraled prtnlout end no signature Is required

— tamatlend —

SALE AND PURCHASE AGREEMENT

AN AGREEMENT made the day of 02 JUN 2022 202

BETWEEN

ASTAKA PADU SDN BHD (Company No.: 199301012127 (266865-X)) a company incorporated in Malaysia with its registered office at No. 22, Jalan Padi Emas 1/4, UDA Business Centre, 81200 Johor Bahru, Johor and business address at No. 22, Jalan Padi Emas 1/4, UDA Business Centre, 81200 Johor Bahru, Johor (hereinafter referred to as “the Vendor”) of the first part

AND

ANTHARAS HILLS SDN BHD (Company No. 201701030338 (1244508-U)) a company incorporated in Malaysia with its registered office at No. 31-3, Jalan Tasik Selatan 3, Metro Centre, Bandar Tasik Selatan, 57000 Kuala Lumpur and business address at No. 140, Jalan Maarof, Bangsar, 59100 Kuala Lumpur (hereinafter called “the Purchaser”) of the second part.

WHEREAS the Vendor is the registered and beneficial owner of all that freehold land held under Geran 565807 Lot 208600 (formerly known as H.S.(D) 520590 Lot No. PTD 216346) In the Mukim of Plentong, District of Johor Bahru, in the State of Johor Darul Ta’zim with an area measuring 9,816 square metres (hereinafter referred to as “the said Land”).

AND WHEREAS the Vendor has developed the said Land as a housing development known as 1 BUKIT SENYUM, Phase 1, THE ASTAKA@ TOWER A AND B complete thereon with the common facilities as stated in the Second Schedule.

AND WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase a parcel with vacant possession distinguished as Parcel No. A#41-05 Type A2 and bearing postal address of Unit 41-05, Menara A, The Astaka, Astaka Boulevard, One Bukit Senyum, 80300 Johor Bahru, Johor on as is where is basis (hereinafter referred to as “the said Property”) delineated and shaded GREEN in the Layout, Floor and Storey/Delineation Plan attached as the First Schedule herein, measuring 2,217 square feet within Storey No. 41 of Building No. Tower A delineated and shaded RED in the Site Plan attached in the First Schedule (hereinafter referred to as “the said Building”) with accessory parcel distinguished as Accessory Parcel No.: B2-31 & B2-37 which is delineated in BLUE in the Accessory Parcel Plan attached in the First Schedule subject to the terms and conditions hereinafter contained.

AND WHEREAS the construction of the said Property and the said Building has been completed with and Certificate of Completion and Compliance has been issued, a copy of which is attached in the Third Schedule herein.

SALE AND PURCHASE AGREEMENT ONE BUKIT SENYUM PHASE 1, THE ASTAKA@ TOWER A AND B I

AND WHEREAS the Vendor has agreed to sell and the Purchaser has agreed to purchase all the said Property free from encumbrances and with vacant possession for the sum of RINGGIT MALAYSIA TWO MILLION FOUR HUNDRED SEVENTY EIGHT THOUSAND SEVEN HUNDRED AND SIXTY SEVEN (RM2,478,767.00) only and subject to the terms and conditions hereinafter appearing.

AND WHEREAS the solicitors acting for the Vendor are Messrs. JAL & LIM, Advocates & Solicitors of No. A-43-01, Jalan Molek 1/SA, Taman Molek, B1100 Johor Bahru, Johor (hereinafter referred to as “the Vendor’s Solicitors’) and the Purchaser chose to be unrepresented.

NOW THIS AGREEMENT WITNESSETH as follows:-

1.	AGREEMENT TO SELL

The Vendor shall sell and the Purchaser shall purchase the said Property at the purchase price of RINGGIT MALAYSIA TWO MILLION FOUR HUNDRED SEVENTY EIGHT THOUSAND SEVEN HUNDRED AND SIXTY SEVEN (RM2,478,767.00) only (hereinafter referred to as “the Purchase Price”) free from any agricultural or industrial conditions expressed or implied and all encumbrances other than those imposed by the provisions hereto already subsisting at the date hereto (if any) and any conditions expressed or implied affecting the separate strata title to the said Property when issued.

2.	PAYMENT OF PURCHASE PRICE

2.1	The Purchaser will pay the sum of RINGGIT MALAYSIA TWO HUNDRED FORTY SEVEN THOUSAND EIGHT HUNDRED SEVENTY SIX AND CENTS SEVENTY (RM247,876.70) only upon the execution of this Agreement for the deposit (hereinafter referred to as “the Deposit”) and shall form part payment of the Purchase Price (the receipt of which the Vendor hereby acknowledges).

2.2	The balance purchase price of RINGGIT MALAYSIA TWO MILLION TWO HUNDRED THIRTY THOUSAND EIGHT HUNDRED NINETY AND CENTS THIRTY (RM2,230,890.30) only (hereinafter referred to as “the Balance Purchase Price”) shall be paid by the Purchaser to the Vendor within three (3) months from the date of this Agreement (hereinafter referred to as “the Completion Period”).

3.	EXTENDED PAYMENT PERIOD

In the event that the Purchaser is unable to pay the Balance Purchase Price on or before the expiry of the Completion Period, the Vendor shall grant to the Purchaser a further period of one (1) month (hereinafter referred to as “the Extended Completion Period”) to pay the Balance Purchase Price or any part remains outstanding thereof PROVIDED HOWEVER that the Purchaser shall pay interest at the rate of ten per centum (10%) per annum calculated with daily rests based on the amount remains outstanding (hereinafter referred to as “the Late Payment Interest”) from the date immediately after the Completion Period until full settlement of the Balance Purchase Price.

SALE AND PURCHASE AGREEMENT ONE BUKIT SENYUM PHASE l, THE ASTAKA@TOWERAAND B 2

4.	LOAN

In the event of the Purchaser shall apply for a loan from a Bank or Financial Institution towards payment of the Balance Purchase Price of the said Property, the Vendor shall upon request by such bank or financial institution deliver its direct written undertaking to forward the separate strata title upon its issuance lo such bank or financial institution upon:

a)	receipt of letter from such bank or financial institution or its solicitors confirming the loan granted towards the Balance Purchase Price and their undertaking to release the loan in accordance with the terms and conditions of this Agreement; and

b)	the Purchaser duly paid the difference between the loan and the Balance Purchase Price, if any, within the Completion Period or the Extended Completion Period.

5.	DEFAULT BY PURCHASER

In the event that the Purchaser fails to pay the Balance Purchase Price and the Late Payment Interest (if any) for whatever cause or reason after the Extended Completion Period hereof, the Vendor shall forfeit whatever monies paid to the Vendor as liquidated damages thereupon this Agreement shall immediately become null and void and neither party shall have any claim against the other.

6.	DEFAULT BY VENDOR

In the event of any breach by the Vendor of any of the material provisions of this Agreement, the Purchaser shall be entitled to the remedy of specific performance against the Vendor PROVIDED ALWAYS that nothing herein contained shall be construed in any way so as to prejudice any other rights or remedies which the Purchaser may be entitled to against the Vendor.

7.	SEPARATE STRATA TITLE AND TRANSFER OF TITLE

7.1	The Vendor shall, at its own cost and expense, apply for subdivision of the said Building so as to obtain the issue of a separate title to the said Property under the Strata Title Act 1985.

7.2	If the area of the said Property as shown in the strata title when issued is less than the area stated in this article of the agreement. There shall be an adjustment of the purchase price for the difference (if any) in excess of two per centum (2%) of the area as stated in this article of agreement calculated at the rate of RINGGIT MALAYSIA ONE THOUSAND THREE AND CENTS THIRTY EIGHT (RM1 ,003-38) only per square foot.

7.3	Upon the Issuance of the separate strata title and subject to the payment of the Balance Purchase Price by the Purchaser to the Vendor in accordance with Clauses 2.2 and 3 and the observance of the terms and conditions hereinafter provided, the Vendor will execute a valid and registrable memorandum of transfer of the said Property lo the Purchaser.

SALE AND PURCHASE AGREEMENT ONE BUKIT SENYUM PHASE 1, THE ASTAKA@TOWERA AND 8 3

7.4	The Purchaser or the Purchaser’s Financier shall not lodge any caveat over the said Land or any part thereof pending the issuance of separate strata title to the said Property. In the event the Purchaser or the Purchaser’s Financier shall lodge a private caveat over the said Land or any part thereof, the Purchaser or the Purchaser’s Financier undertake to cause the private caveat to be removed within seven (7) days of notification from the Vendor failing which the Vendor shall be entitled to take the appropriate order to have the same removed or cancelled and the Purchaser shall bear all the costs and expenses incurred in respect thereof including costs on a solicitor-client basis.

8	MATERIALS AND WORKMANSHIP TO CONFORM TO DESCRIPTION

8.1	The Purchaser has inspected the said Property prior to the execution of this Agreement and is satisfied with the condition and state of the said Property as of the date of this Agreement the Purchaser shall not be entitled to rescind or terminate this Agreement or make any claim for compensation or reduction of the Purchase Price or to claim damages in respect of any misdescription of the condition or state of the said Property.

9.	INFRASTRUCTURE AND MAINTENANCE

From the date the Purchaser takes vacant possession of the said Property until such time when the maintenance of the infrastructure (including, inter-alia, the roads, driveways, drains, culvers, water mains and sewerage system) is taken over by the Appropriate Authority or the Joint Management Body, as the case may be, the Purchaser shall pay a fair and justifiable proportion of the costs and expenses incurred for the maintenance of the infrastructure.

10.	PAYMENT OF SERVICE CHARGES AND SINKING FUND

10.1	The Purchaser shall be liable for and shall pay the maintenance deposit and service charges for the maintenance and management of the common property and for the services provided by the Vendor prior to the establishment of a management corporation under the Strata Management Act 2013.

10.2	From the date the Purchaser takes vacant possession of the said Property, the Purchaser shall pay the costs and expenses reasonably incurred for the maintenance and management of the common property and for the services provided pursuant to the Strata Management Act 2013. Such amount payable shall be determined according to the provisional share units assigned to the said Property by the Vendor’s Architect. The Purchaser shall pay four (4) months’ advance in respect of the service charges upon delivery of vacant possession and any payment thereafter shall be payable monthly in advance.

10.3	The service charge payable shall be paid within fourteen (14) days of the receipt by the Purchaser of the Vendor’s or the Joint Management Body’s or the Management Corporation’s; as the case may be, written notice requesting the same. If the service charge shall remain unpaid by the Purchaser at the expiration of the said period of fourteen (14) days, interest on the service charge shall commence immediately thereafter and be payable by the Purchaser, such interest to be calculated from day to day at the rate of Ten Per centum (10%) per annum.

SALE AND PURCHASE AGREEMENT ONE BUKIT SENYUM PHASE I, THE ASTAKA@ TOWER A AND B 4

10.4	The Purchaser shall contribute to the sinking fund an amount equivalent to (but not less than) ten per centum (10%) of the service charge determined by the Vendor or Joint Management Body or Management Corporation, whichever the case may be, upon the date he takes vacant possession of the said Property and thereafter such contribution shall be payable monthly in advance.

10.5	The sinking fund payable shall be paid within fourteen (14) days of the receipt by the Purchaser of the Vendor’s written notice requesting the same. If the sinking fund shall remain unpaid by the Purchaser at the expiration of the said period of fourteen (14) days, interest on the sinking fund charge shall commence immediately thereafter and be payable by the Purchaser, such interest to be calculated on a day to day basis at the rate of ten Per centum (10%) per annum.

11.	VENDOR’S AND PURCHASER’S REPRESENTATIONS AND WARRANTIES

11.1	The Vendor hereby represents and warrants that:-

(a)	the statements contained in the Recitals are true and correct and form the basis of this Agreement;
(b)	the Vendor has the power and rights to sell the said Property to the Purchaser;
(c)	the Vendor has no knowledge of any outstanding notices of any relevant government authority adversely affecting the said Property or any part or portion thereof.

11.2	The Purchaser hereby represent and warrants that:-

(a)	the Purchaser has the legal capacity to enter into this Agreement; and
(b)	the Purchaser is not an adjudged bankrupt or has not committed any act of bankruptcy.

12.	DELIVERY OF VACANT POSSESSION

12.1	Vacant possession of the said Property shall be delivered to the Purchaser on the date which is no later than fourteen (14) days from the date the Balance Purchase Price together with the late payment interest (if any) and any other payment stipulated in this Agreement and the Deed of Mutual Covenant shall have been paid by the Purchaser to the Vendor and the said Property shall be free from encumbrances immediately prior to the handing over of vacant possession of the said Property to the Purchaser.

12.2	Upon the expiry of fourteen (14) days from the date of a notice from the Vendor requesting the Purchaser to take possession of the said Property, whether or not the Purchaser has actually entered into possession or occupation of the said Property, the Purchaser shall be deemed to have taken delivery of vacant possession of the same.

SALE AND PURCHASE AGREEMENT ONE BUIOT SENYUM PHASE l, THE ASTAKA@ TOWER A AND B 5

13	TIME TO BE OF THE ESSENCE

Time wherever mentioned shall be deemed to be the essence of this Agreement.

14.	NOTICE

14.1	Any notice, request or demand required to be served by either party hereto to the other under this Agreement shall be in writing and shall be deemed to be sufficiently served:-

(a)	if it is sent by the party or his solicitors by registered post addressed to the other party’s address hereinbefore mentioned and in such case the notice, request or demand shall be deemed to have been received upon the expiry of a period of five (5) days of posting of such registered letter; or

(b)	if it is given by the party or his solicitors by hand to the other party or his solicitors.

14.2	Any change of address by either party shall be communicated to the other.

15.	INSURANCE

15.1	The Vendor, the Purchaser and all other Purchasers shall upon the completion of the said Building and until the JMB is established, insure and keep insured the said Building against loss or damage by fire and against all such other risks as the Vendor may think fit.

15.2	From the date the Purchaser takes vacant possession of the said Property, the Purchaser shall pay the insurance premium in proportion to the said Property. Such amount payable shall be determined according to the provisional share units assigned to the said Property by the Vendor’s Architect.

15.3	The insurance premium payable shall be paid within fourteen (14) days of the receipt by the Purchaser of the Vendor’s written requesting the same. If the insurance premium shall remain unpaid by the Purchaser at the expiration of the said period of fourteen (14) days, interest on such sum shall commence immediately thereafter and be payable by the Purchaser, such interest to be calculated from day to day at the rate of ten per centum (10%) per annum.

16.	APPORTIONMENT OF LAWFUL OUTGOINGS

The Purchaser shall be liable for all outgoings including quit rent, rates, taxes, assessment and other charges in respect of the said Property as from the date of delivery of vacant possession and the Purchaser shall indemnify the Vendor for such outgoings in respect of the said Property, such amount to be determined according to the provisional to the share units assigned to the said Property by the Vendor’s Architect.

SALE AND PURCHASE AGREEMENT ONE BUKIT SENYUM PHASE I, THE ASTAKA@ TOWER A AND B 6

17.	WATER AND ELECTRICITY

The Purchaser shall be liable for and shall pay within fourteen (14) days after the receipt of a notice requesting for payment from the Vendor and/or its agent, the deposit for the installation of water and electricity meters and the Vendor shall bear all other costs, if any.

18.	COMMON RIGHTS OF PURCHASER

The Vendor confirms that the said Property is sold with free rights and liberties for the Purchaser, at all times connected with the use and enjoyment of the said Property to pass and repass along, over and upon all roads serving the said housing development and to make all necessary connection and thereafter to use in a proper manner the drains, pipes, cables and wires laid or constructed by the Vendor under or over such roads.

19.	ACQUISITIONS

The Vendor hereby warrants to the Purchaser that as at the date of this Agreement, it has not received any notice nor is it aware of any intended acquisition under the Land Acquisition Act, 1960 of the said Property or any part thereof that the same is not subject to acquisition or intended acquisition by any government, statutory, urban or municipal authority and that no advertisement in the Government Gazette of such intention has been published pursuant to either Section 4 or Section 8 or any other provision of the Land Acquisition Act, 1960.

20.	PAYMENT OF SOLICITORS’ COSTS AND DISBURSEMENT FOR TRANSFER

All stamp duty and disbursements relating to this Agreement shall be borne by the Vendor and the Vendor shall also bear all stamp duty and disbursements related to the transfer of the said Property upon issuance of separate strata title provided always that the Purchaser remains the beneficial owner at the time the strata title is issued. Each party shall bear its own solicitors costs.

21.	NO WAIVER AND VARIATION

a.	Knowledge or acquiescence by either party hereto of or in any breach of any terms, conditions or covenants herein contained shall not operate as or be deemed to be a waiver of such terms and conditions or covenants or any of them and notwithstanding such knowledge or acquiescence or indulgence each party hereto shall be entitled to exercise their respective rights under this Agreement and to require strict performance by the other of the terms and conditions and covenants herein.

b.	No variation or amendment of this Agreement shall be enforceable unless effected in writing signed by all parties hereto.

SALE AND PURCHASE AGREEMENT ONE BUKIT SENYUM PHASE 1, THE ASTAKA@TOWER A AND B 7

22.	SEVERABILITY

Each of the provisions of this Agreement is severable and distinct from the others and if at any time, one or more of such provisions is or become invalid, void or illegal the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

23.	INTERPRETATION

In this Agreement unless there is something in the subject or context inconsistent with such construction or unless it is otherwise expressly provided:

(a)	the expression “the Vendor” and “the Purchaser” include their respective successors, personal representatives, nominee and assigns;

(b)	the singular shall mean and include the plural and vice versa and any gender shall mean and include all other genders;

(c)	words “hereof’, “herein” or “hereunder’’ and words of similar import wherever used shall refer to this Agreement as a whole and not to any particular clause only;

(d)	where an act is required to be done within the specified number of days after or from a specified date, the period is inclusive of and begins to run from the date so specified and w here an act is required to be done by a specified date, the period is inclusive of and ends on the date so specified;

(e)	any reference to statutes and rules made thereunder shall include all amendments which may be enacted from time to time;

(f)	where either party to this Agreement comprises two (2) or more persons, all agreements, covenants, guarantees, stipulations and undertakings expressed to be made by and on the part of such persons shall be and are binding upon such persons jointly and severally and the bankruptcy or insolvency of any one or more of such persons shall, in no way, operate to release the other or others of his or their respective obligations and liabilities hereunder.

(g)	words applicable to natural persons include anybody or persons, company, corporation, firm or partnership, corporate or unincorporate.

24.	PERSONS TO BE BOUND BY AGREEMENT

This Agreement shall be binding upon the successors in title and permitted assigns of the Vendor, the heirs, personal representatives, successors, in title and permitted assigns of the Purchaser.

25.	SPECIAL CONDITIONS

It is hereby agreed by the parties hereto that the “Special Conditions” anneKed hereto as the Fourth Schedule shall form part of this Agreement and that should there be any inconsistent or repugnant term or terms, the term or terms contained and inserted in the Fourth Schedule herein referred shall prevail over the same contained in Clauses 1 to 25 hereof.

SALE AND PURCHASE AGREEMENT ONE BUKIT SENYUM PHASE I, THE ASTAKA @TOWER A AND B 8

IN WITNESS WHEREOF the parties have set their hands the day and the year stated in Section 1 of the Sixth Schedule herelo.

Signed and Delivered by	)
the above named Vendor	)
ASTAKA PADU SDN. BHD.	)
(Company No. 199301012127)
(266865-X)) in the presence of:	)

/s/ LEE ZHI WEI	/s/ ANG SIEW PENG
SALES & MARKETING MANAGER	FINANCIAL CONTROLLER
Name: LEE ZHI WEI	Name: ANG SIEW PENG
NRIC No. : 871114-23-5101	NRIC No. : 820222-01-5464

Signed and Delivered by	)
the above named Purchaser	)
in the pr sence of:	)

/s/ ANTHARAS HILLS SDN BHD
ANTHARAS HILLS SDN BHD
(Company No. 201701030338 (1244508-U))

CHU SHU JUN

Advocate & Solisitor

Peguabela & Pegu amcara

Johor Bahru

(BC/C/2223)

SALE AND PURCHASE AGREEMENT ONE BUKJT SENYUM PHASE J, THE ASTAKA@ TOWER A AND B 10

FIRST SCHEDULE

(a copy of the following plans attached)

1.	Site Plan of the said Property

2.	Layout Plan of the said Property

3.	Floor Plan of the said Building comprising the said Property

4.	Storey Plan

5.	Accessory Parcel Plan

6.	Common Facilities Plan

SALE AND PURCHASE AGREEMENT ONE BUKIT SENYUM PHASE I, THE ASTAKA@TOWER A AND 11

THE ASTAKA RESIDENTIAL TOWER

SITE PLAN

N
TOWER B
TOWER A
JALAN LINGKARAN DALAM

All drawings are subjected to variation, modification, and substitution as recommended by the Architect and/or directed by the Appropriate Authority

SYED SOBRI SYED ISMAIL
AA Dipl. (London)
No. Pendaftaran Akitek: AIS47

THE ASTAKA RESIDENTIAL TOWER

LAYOUT PLAN

• TOWER A • LEVEL 7-15, 17-33, 35-51 & 53-65

UNIT 05
3 BEDROOM
TYPE A2
(206 sq.m.)
UNIT 01
3 BEDROOM
TYPE A1
(205 sq.m.)
CORRIDOR
CORRIDOR
UNIT 03
4 BEDROOM
TYPE B
(247 sq.m.)
UNIT 02
4 BEDROOM
TYPE B
(247 sq.m.)

• TOWER B • LEVEL 7-15, 17-33, 35-51 & 53-57

UNIT 03
4 BEDROOM
TYPE B
(247 sq.m.)
UNIT 02
4 BEDROOM
TYPE B
(247 sq.m.)
CORRIDOR
CORRIDOR
UNIT 05
3 BEDROOM
TYPE A2
(206 sq.m.)
UNIT 01
3 BEDROOM
TYPE A1
(205 sq.m.)

All drawings are subjected to variation, modification, and substitution as recommended by the Architect and/or directed by the Appropriate Authority

SYED SOBRI SYED ISMAIL
AA Dipl. (London)
No. Pendaftaran Akitek: A/S47

THE ASTAKA RESIDENTIAL TOWER

FLOOR PLAN : TYPE A2

MAIN PARCEL AREA : 206 sq.m
ACCESSORY PARCEL AREA : 7 sq.m

27850
15740
10550
Master Suite
Master Bath
A/C
Family Area
Bath 1
Bedroom 1
Living
Dining
Dry Kitchen
Wet Kitchen
Yard
Utility Room 2
Bath 3
Terrace
Bedroom 2
Private Lobby
A/C
Bath 2
Powder
Utility Room 1

A07-05	A08-05	A09-05	A10-05	A11-05	A12-05	A13-05	A14-05	A15-05	-	A17-05	A18-05	A19-05	A20-05	A21-05
A22-05	A23-05	A24-05	A25-05	A26-05	A27-05	A28-05	A29-05	A30-05	A31-05	A32-05	A33-05	-	A35-05	A36-05
A37-05	A38-05	A39-05	A40-05	A41-05	A42-05	A43-01	A44-05	A45-05	A46-05	A47-05	A48-05	A49-05	A50-05	A51-05
-	A53-05	A54-05	A55-05	A56-05	A57-05	A58-05	A59-05	A60-05	A61-05	A62-05	A63-05	A64-05	A65-05	

All drawings are subjected to variation, modification, and substitution as recommended by the Architect and/or directed by the Appropriate Authority

SYED SOBRI SYED ISMAIL
AA Dip. (London)
No. Pendaftaran Akitek A/S47

THE ASTAKA RESIDENTIAL TOWER

STOREY PLAN

TOWER B
TOWER A
UNIT TYPE
LEVEL NO.
ROOF
LIFT MOTOR ROOM
WATER TANK
ROYAL SUITE 2
ROYAL SUITE 1
SKY GARDEN
COMMON FACILITIES
CAR PARK

All drawings are subjected to variation, modification, and substitution as recommended by the Architect and/or directed by the Appropriate Authority

SYED SOBRI SYED ISMAIL
AA Dipl. (London)
No. Pendaftaran Akitek: A/S47

THE ASTAKA RESIDENTIAL TOWER

CARPARK FLOOR • LEVEL BASEMENT 02

All drawings are subjected to variation, modification, and substitution as recommended by the Architect and/or directed by the Appropriate Authority

SYED SOBRI SYED ISMAIL
AA Dipl. (London)
No. Pendaftaran Akitek: A/S47

THE ASTAKA RESIDENTIAL TOWER

COMMON FACILITIES PLAN • LEVEL 06

LEGEND

All drawings are subjected to variation, modification, and substitution as recommended by the Architect and/or directed by the Appropriate Authority

SYED SOBRI SYED ISMAIL
AA Dipl. (London)
No. Pendaftaran Akitek: A/S42

THE ASTAKA RESIDENTIAL TOWER

COMMON FACILITIES PLAN • LEVEL MEZZANINE

LEGEND

1 Gymnasium
2 Spa
3 Management Office
4 Aerobic Room

All drawings are subjected to variation, modification, and substitution as recommended by the Architect and/or directed by the Appropriate Authority

SYED SOBRI SYED ISMAIL
AA Dipl. (London)
No. Pendaftaran Akitek: AIS47

THE ASTAKA RESIDENTIAL TOWER

COMMON FACILITIES PLAN • SKY GARDEN

LEGEND

1 Indoor Entertainment Room
2 Outdoor Entertainment Area
3 Lounge
4 Theme Garden
5 Toilet
6 Live Kitchen

• TOWER A • LEVEL 66

• TOWER B • LEVEL 58

All drawings are subjected to variation, modification, and substitution as recommended by the Architect and/or directed by the Appropriate Authority

SYED SOBRI SYED ISMAIL
AA Dipl. (London)
No. Pendaftaran Akitek: A/S47

SECOND SCHEDULE

COMMON FACILITIES AND SERVICES

(a)	List and description of common facilities serving the said housing development:

(b)	List and description of services provided:

SALE AND PURCHASE AGREEMENT ONE BUKIT SENYUM PHASE 1, THE ASTAKA @ TOWER A ANDB 12

THE ASTAKA RESIDENTIAL TOWER

SECOND SCHEDULE

COMMON FACILITIES AND SERVICES

(a)	List and description of common facilities serving the said housing development :

1.	Lounge
2.	Child Care Centre
3.	Surau
4.	Squash Court
5.	Games Area
6.	Changing Room & Sauna Room
7.	Reflexology Path
8.	Indoor Play Area
9.	Business Centre
10.	Live Kitchen
11.	Cafe
12.	Barbecue Area
13.	Wading Pool
14.	Swimming Pool
15.	Jacuzzi
16.	Meditation Area
17.	Function Area
18.	Toilet
19.	Function Hall
20.	Recreation Garden / Theme Garden
21.	Gymnasium
22.	Spa
23.	Management Office
24.	Aerobic Room
25.	Indoor Entertainment Room
26.	Outdoor Entertainment Area
27.	Children Playground

(b)	List and description of services provided :

1.	24-Hours Security Services
2.	Closed Circuit Television System (CCTV) for car park, lift car and lift lobby
3.	General Cleaning Services
4.	Card Access Management System
5.	Audio Video Intercom System
6.	Concierge Services
7.	Pneumatic Vacuum Waste Disposal System
8.	Fibre Optic Broadband Network Ready
9.	Landscape Maintenance Services
10.	Management of Common Mechanical and Electrical Works

/s/ SYED SOBRI SYED ISMAIL
SYED SOBRI SYED ISMAIL
AADipl. (l.andon)
No.Pendaltaran Akitelc A/S47

THIRD SCHEDULE

(Copy of Certificate of Completion and Compliance of the Said Property attached)

SALE AND PURCHASE AGREEMENT ONE BUKIT SENYUM PHASE I, THE ASTAKA@TOWER A AND B 13

UNDANG-UNDANG KECIL 13ANGUNAN SERAGAM 1986

BORANGF

PERAKUAN SIA.P DAN PEMATUHAN

[undang-undang keeil 25)

LAM/ J/No.j.0336

Tarikh : 2 6 ,JUN 2018

Repada: *	ASTAKA PADU SDN BHD
22 JALAN PADI EMAS 1/4
UDA BUSINESS CENTRE
81200 JOflOR BAflRU
JOHOR DARUL TAKZIM

Saya deogan ini mengeluarkan Perakuan Sinp dan Pematulian,untuk angunan1bangunan-bangunan atas Lot/Lot-Lot/Seksyen/Jalan

PIRMOHONAII PEl.AII DAIIGUNAN DI BAWAH AK!A 138 BAGI PEMAJUAfl 1 BLOK PANGSAPUAI PERKHIDMATAII 64-70 TINGKAT YAIIG M!IGAIIOUNGI:

A.2 ZMENARA PANGSAPURI PERKHIDMATAII IAITU 1 MEIIAIIA 64 WIGKAT (232Ullll) OAll 1 MfllARA WIGKAT {203 UIIITJ TERMASUK

B.1 TIIIGKAT KEMUDAHAN HEKREASI {SKY GARDEII) DAii1 TINGKATKEMUDAHANM&E

S.1Tlt!GKAT KEMUDAIIAN REKREASI

C,5TUIGKATTEMPAT LIITAK KENOEHAAII DAIiKEMUDAHAN M&E

D.3TINGKAT 8AWAH TANMTEMPAHETAK Kl:IIDEMAH DAilKEMUDA!IAN M&E DIATAS LOTPJD 216346, JAlAflLIIIGKARAN DALAM, MUKIM PlENTOtlG, JOHDR BAHRU. U/ITUK TETUAff: ASTAKAPADU SDNBHD

setelah berpuas hati bahawa bang1man/bangu11an-bnngunan itu telnh siap mem11·u1 pelon yang, Pl/Pl</PB 05/2013 1B JUN 2013

	Pl/Pl/PB 05/2013		18 JUN 2013
dlluluskan No.	Pl/Pl/PB 05/2013 (1)	bertnrikh	30 0G0S 2017
	Pl/Pl/PB 05/2013 (2)		12 FEBRUARI 2018

Saya telah mengawasi pembiuaun clan penyinpan banguna11,bangunan-bangunan ilu datl sepatljang penge!alman dan kepercayaan saya ke1jn/ke ja-ke1ja itu adalah mengikut Akta. Undang-Undang J<.ccil Bangunan Seragam 1986 dan pelan-pelan yang clil11luskan. Snya dengao ini memperakui balrnwa bangunan/bangunan•bang1u1a11 itu adalah selamat dan layak untUJ.s.llfduduki.

2.	Salinan kepada :

(a)	Pihak Berkunsa Temparan:	MAJLIS BANDARAYA JOHOR BAHRU
(Nama Pihak Berkunsa Temparan)

(b)	Lembaga Al’kitek Malaysia (LAM)

* Pemaju, jika ia adalah untuk pembangunan sekin rumah berasingan yang dibina secara tunggal atau, penuarya jika ia adalah untuk rumah berasingan yang dibina secara tunggal

FOURTH SCHEDIJLE

SPECIAL CONDITIONS

State Authority’s Consent for the Acquisition of the said Property by Foreign Interest

1.	In the event the Purchaser is a non-Malaysian citizen or foreign company as defined under Section 433A of the National Land Code, the Purchaser acknowledges that the acquisition of the said Parcel shall be subject to the grant of the state authority’s consent to the Purchaser (hereinafter referred to as “the State Authority’s Consent”) as required by Section 433B of the National land Code 1965. The Purchaser shall apply for the State Authority’s Consent and pay all the fees, levy, costs and expenses in respect of the application and procurement of the State Authority’s Consent within fourteen (14) days from the date of this Agreement. Any failure by the Purchaser in submitting the said application or paying the aforesaid charges shall be treated as a breach of this Agreement and the Vendor shall be entitled to the rights and remedies under Clause 5 herein. Notwithstanding that the State Authority’s Consent has not been granted, the Purchaser hereby agrees to and undertakes to comply with the provisions of this Agreement, in particular the payment of the Purchase Price, as though this Agreement is unconditional,

2.	If the application for the State Authority’s Consent is rejected; the Purchaser shall use his best endeavours to appeal against the rejection. In the event the appeal is still dis/lowed, then this Agreement shall be treated as determined and the Vendor shall within a reasonable period of time to refund the Purchase Price or such part thereof paid by the Purchaser to the Vendor pursuant to this Agreement free of interest.

SALE AND PURCHASE AGREEMENT ONE BUKIT SENYUM PHASE 1, THE ASTAKA@TOWER AAND B 14